Exhibit 23.1

Consent of Independent Registered Public Accounting Finn

We consent to the references to our firm under the caption “Experts” and to the use of our reports dated May 31, 2007, in Amendment No. 1 to the Registration Statement (Form F-1 No. 333-144010) and related Prospectus of Cosan Limited for the registration of class A common share of its common stock.

Ernst & Young

Auditores Independentes S.S.

/s/ B. Alfredo Beddini Blanc

B. Alfredo Beddini Blanc

Accountant

Campinas, Brazil

July 25, 2007